UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2008
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of	(Commission File)	(IRS Employer
incorporation)	Number)	Identification No.)
222 West Adams Street
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 25, 2008, the Board of Directors of GATX Corporation (the “Company”) elected James B. Ream to serve as an independent director on the Board of Directors of the Company. Mr. Ream was also appointed to serve on the Audit Committee of the Board.
     A copy of the press release announcing these actions is included as an exhibit to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 25, 2008, GATX Corporation amended and restated its Bylaws to provide, with respect to each designated Committee of the Board of Directors, that the presence of not less than one-third of the members of such Committee or two members (three members if any of the members comprising the quorum is not a U.S. citizen), whichever is greater, shall constitute a quorum of such Committee.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press Release dated July 25, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Senior Vice-President, Chief
Financial Officer
(Duly Authorized Officer)
Date: July 29, 2008

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release of GATX Corporation, dated July 25, 2008 announcing James B. Ream’s election to serve on the Board of Directors of GATX Corporation.	Filed Electronically